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Exhibit 10.8  Asset Purchase and Sale Agreement dated as of December 1, 2000 by and between National Archives, Inc. and Iron Mountain Records Management, Inc.

                        ASSET PURCHASE AND SALE AGREEMENT
                        ---------------------------------

     This Agreement dated this 1st day of December, 2000, between Iron Mountain Records Management, Inc., a Delaware corporation ("Buyer"), and National Archives, Inc., a Pennsylvania corporation ("Seller").

                                    RECITALS

     A. Seller operates a magnetic media and hard copy records offsite storage business (the "Business") at its facility at 12 East Oregon Avenue, Philadelphia, Pennsylvania 19148 (the "Facility").

     B. Seller wishes to sell and assign its customer contracts for the Business, and all correspondence, documents and rights related to such contracts, together with certain other assets related to the Business, to Buyer, and Buyer wishes to purchase and acquire such assets, on the terms and conditions herein stated.

     NOW, THEREFORE, Buyer and Seller hereby agree as follows:

          1.   Sale and Purchase. Seller hereby agrees to sell, transfer, convey
               -----------------
and assign to Buyer, and Buyer agrees to purchase, pay for and acquire from Seller, the following assets (the "Subject Assets"):

               (a) all of Seller's contracts with customers for storage of such customers' records (the "Customer Contracts"), together with all of Seller's records, correspondence and files (including computer inventories and location records) related thereto;

               (b) accounts receivable derived from the Business and outstanding as of the Effective Date (as hereinafter defined);

               (c) the server resident with the warehouse inventory, and owned and licensed computer programs and software used in the Business;

               (d) deposits related to operation of the Business, adjusted pro rata in accordance with Section 3(b)(i) if applicable; and

               (e)  noncompetition agreements for the benefit of the Business.

               The following assets of Seller are excluded from the transaction:

               (i)  cash;

               (ii) any personal property not used in the Business; and

               (iii) racking used in the Business.

          2.   Price.
               -----

               (a) As full and complete consideration for the Subject Assets, Buyer shall pay Seller the sum of One Hundred Ninety Five Thousand Five Hundred Dollars ($195,500) (the "Base Price"), subject to adjustment as provided in
Section 2(b) and Section 3(b).

               (b) If and to the extent that aged accounts receivable outstanding under 90 days as of the Effective Date is less than $25,000, the Base Price shall be reduced an amount equal to such shortfall.. Invoices issued with respect to storage to be provided in December, 2000 (or periods after December, 2000) will not be considered outstanding as of the Effective Date. Invoices issued with respect to services provided in November, 2000 as invoiced on December 1, 2000 will be considered outstanding as of the Effective Date.

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          3.   Payment of Purchase Price.
               -------------------------

               (a) On the Closing Date, One Hundred Fifteen Thousand Five Hundred Dollars ($115,500) of the Purchase Price, adjusted as provided in
Section 2(b) and Section 3(b)(i), will be paid to Seller by wire transfer of immediately available funds to an account designated by Seller not less than two business days prior to the Closing Date. The remaining Eighty Thousand Dollars ($80,000) of the Purchase Price (the "Holdback"), will be paid to Seller according to Section 3(b)(ii).

               (b) The Purchase Price shall be subject to the following adjustments in addition to the adjustment described in Sections 2(b):

                    (i) The Purchase Price shall be reduced by an amount equal to customer payments received by Seller prior to the Closing Date in respect of storage or services to be provided after the Closing Date other than the $7,728.00 prepaid by Klehr Harrison for storage to be performed for the period of 12/1/2000 through 3/31/2001, which shall be reflected as a credit amount in the accounts receivable balance required in Section 2(b).

                    (ii) If and to the extent that average monthly recurring revenues for the Business for the two months following the Effective Date (the "Test Period") are less than $275,000 on an annualized basis (the "Revenue Calculation"), then the Base Price will be reduced by the amount of shortfall multiplied by 1.3. Such product shall be deducted from the Holdback, and the remainder of the Holdback, if any, will be paid to Seller on or before February 1, 2001. Any customer having given notice of its intent to terminate its records management and storage services contract before or during the Test Period will not be included in the Revenue Calculation other than any customers of Seller which became customers of Buyer between November 7, 2000 and the closing date. Revenues of $1,932 per month related to the prepaid storage for Seller's customer Klehr Harrison and revenues related to First Chesapeake (provided such customer has signed a contract with Buyer) shall be included in the Revenue Calculation related to the Test Period. There shall be no reduction in the portion of the Holdback payable to Seller to the extent the revenue shortfall is due to customer terminations caused by (i) Buyer's increasing prices or (ii) poor service by Buyer. The reduction in the Purchase Price will not exceed the Holdback amount. Recurring records management revenues shall not include abnormal levels of permanent removal charges or revenues from customers which notify Buyer during the Test Period that they intend to terminate use of Buyer's services. The Base Price, as so adjusted, is referred to herein as the "Purchase Price".

          4.   Limited Assumption of Liabilities. Buyer shall not assume any
               ---------------------------------
obligations of the Business or Seller of any kind other than the following:

               (a)  post-closing performance obligations under Customer
                    Contracts;

               (b) the Lease Agreement with regard to the Facility entered into by Buyer and Oregon Avenue Associates, Inc.; and

               (c) all expenses associated with operation of the Business, including but no limited to Seller employee costs (pursuant to paragraph 8 hereof), vehicle rental and operating expenses, supplies and materials, utilities, insurances (excluding property insurance), and other reasonable out-of-pocket costs of operating the Business, which shall be reimbursed monthly within 14 days of Buyer submission of an itemized schedule of expenses to Seller.

               5.   Representations and Warranties. Seller hereby represents and
                    ------------------------------
warrants to Buyer as follows:

                    (a) No consents or approvals, other than the consent of customers to assignment of their contracts to Buyer, are required under any loan, credit or other agreement by which Seller is bound or affected prior to carrying out the transactions contemplated by this Agreement.

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                    (b)  Seller owns all the Subject Assets free and clear of
all liens, security interests and other encumbrances. At the Closing Buyer will receive good and clear title to all the Subject Assets, subject to no liens, security interests or other encumbrances.

                    (c) All financial information related to the Business which has been provided to Buyer by Seller (including information related to customer account activity and accounts receivable aging) is true, correct and complete in all material respects.

                    (d) Seller's invoiced amounts from the Business were not less than $22,710 for the monthly invoicing cycle issued at November 1, 2000.

                    (e) Seller's inventory system permits Seller to access and locate customers' cartons promptly and efficiently.

                    (f) Seller has all material permits and licenses necessary to operate the Business in the Facility.

                    (g) Seller has full right and authority to transfer and sell the Subject Assets to Buyer.

                    (h) Seller has performed all storage and services for clients which it has agreed to perform prior to the Closing Date or for which it has been paid (except for prepayments for which an adjustment is being made pursuant to Section 3(b)(i)).

               6.   Real Estate. At closing, Buyer and Oregon Avenue Associates,
                    -----------
Inc. shall have entered into a lease for the Facility substantially in the form of Exhibit 6(a) for a period ending seven (7) months after the Effective Date. The lease payment for the approximately 50,000 square feet of space will be $8,500 per month gross and shall be paid in full at close.

               7.   Other Agreements.
                    ----------------

                    (a) Seller shall, except as required by this Agreement, operate the Business in the normal course between the date hereof and the Closing Date. Buyer will use reasonable efforts to retain in effect all Customer Contracts until the Test Period ends.

                    (b) Promptly after the Closing, Buyer shall commence a process of relocating customers' cartons to Buyer's facilities. In the course of relocating customers' cartons, Buyer shall create an inventory of all cartons moved, and shall provide a copy of such inventory to Seller for the written acknowledgement of David Kulp. Such inventory, together with an inventory of customers' cartons held by customers on temporary retrieval, shall be conclusive evidence of the cartons for which Buyer has become responsible under the Customers' Contracts, except to the extent that Seller identifies or locates cartons reflected in Seller's inventory which are not on Buyer's initial inventory.

               8.   Employees. Commencing with the Effective Date, Buyer will
                    ---------
administer Seller's customer contracts, utilizing Seller's personnel. Seller will make all employees who had participated in the Business prior to the closing available to Buyer to assist in serving the customers during the transition; provided, that if an employee of Seller (who participated in the Business) terminates his or her employment with Seller, Seller shall not be required to replace such employee with a new employee. Buyer will reimburse Seller for its costs for such employees' time at their current pay rates plus employee benefit costs accrued by Seller, including FICA and other benefits and taxes, but excluding 401(k) plan contributions. Buyer will reimburse Seller for employee expenses within 14 days after receipt of Seller's invoices therefor. As an incentive for such employees, Seller shall offer them an extra two (2) weeks' pay if they continue their employment through the full seven month transition period, which bonus will be paid by Buyer. Buyer will not be obligated to offer employment to any of Seller's employees, although it will have the right to offer employment to any of Seller's employees that have participated in the Business prior to closing. Any potential employee retention will be at the sole discretion of Buyer and will be subject to further operational review. It will be a condition precedent to Buyer's obligation to close that Seller's employee, David Kulp, be available no less

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than 40 hours per week (excluding reasonable holiday, vacation and/or sick time)
to Buyer to assist in managing, customer interfaces, and operating the Business for a minimum period of seven (7) months after the Closing Date. Buyer will reimburse Seller for its costs for David Kulp's time at his current pay rates plus employee benefit costs accrued by Seller, including FICA and other benefits and taxes, but excluding 401(k) plan contributions until either Buyer offers employment to David Kulp and he accepts or Buyer gives Seller notice of no longer requiring his services.

               9.   Closing Date. The "Closing Date" shall be December 4, 2000,
                    ------------
effective as of December 1, 2000 (the "Effective Date").

               10.  Non-competition and Confidentiality Agreements. On the
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Closing Date, Seller and Mark Mendelson shall each execute a Noncompetition and
Confidentiality Agreement in the form of Exhibits B and C hereto.

               11.  Conditions to Closing. Buyer's obligation to carry out the
                    ---------------------
transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, unless waived by Buyer:

                    (a) Seller shall have complied with all of Seller's covenants and agreements contained in this Agreement, and Seller's representations and warrantees shall be true and correct on the Closing Date as if stated on such date;

                    (b) Buyer shall have been satisfied that the Subject Assets are free and clear of all liens, encumbrances and security interests;

                    (c) No suit, action or other proceeding or injunction shall be threatened or pending before any court or other tribunal in which it is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby;

                    (d) Buyer and Oregon Avenue Associates, Inc. shall have executed the Lease Agreement for the Philadelphia, Pennsylvania facility; and

                    (e) Seller and Mark Mendelson shall each have executed the Noncompetition and Confidentiality Agreements.

               12.  No Requirement to Employ. Buyer will not be required to
                    ------------------------
offer to employ any employees of Seller.

               13.  Communications. Buyer and Seller will work together to
                    --------------
coordinate communications to customers to effect a smooth transition of customers to Buyer. Similarly, Buyer and Seller will coordinate communications to Seller's and Buyer's employees related to the transactions contemplated hereby.

               14.  Indemnification.
                    ---------------

                    (a) Seller shall indemnify and hold harmless Buyer, its successors and assigns, from and against any and all claims, liabilities, obligations, damages, losses, costs and expenses whatsoever (including reasonable attorney's fees and disbursements) arising out of or resulting from any and all claims, liabilities, obligations, damages, losses, costs and expenses, claimed or demanded by third parties and arising out of or resulting from performance prior to the Effective Date of the Customer Contracts acquired by Buyer pursuant to this Agreement and/or Seller's operation of the Business prior to the Effective Date. Seller shall have no obligation to indemnify Buyer with respect to post Effective Date events related to cartons, tapes, and/or files transferred to Buyer's facility (the "Transferred Inventory"), as evidenced by the inventory created during the move. The Buyer will provide the Seller with notice of any indemnifiable claim as soon as reasonably possible under the circumstances and will allow the Seller the opportunity to defend the claim.

                    (b) Buyer, and its successors and assigns, shall indemnify and hold harmless Seller, its successors and assigns, from and against any and all claims, liabilities, obligations, damages, losses, costs and expenses whatsoever (including reasonable attorney's fees and disbursements) arising out of or resulting from any

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and all claims, liabilities, obligations, damages, losses, costs and expenses, claimed or demanded by third parties and arising out of or resulting from performance after the Effective Date of the Customer Contracts acquired by Buyer pursuant to this Agreement and/or the Buyer's operation of the Business following the Effective Date, in each case with respect to the Transferred Inventory only. Buyer shall have no obligation to indemnify Seller with respect to cartons, tapes, and/or files not transferred to Buyer's facility, as evidenced by the inventory created during the move. The Seller will provide the Buyer with notice of any indemnifiable claim as soon as reasonably possible under the circumstances and will allow the Buyer the opportunity to defend the claim.

               15.  Miscellaneous.
                    -------------

                    (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, and the parties hereby agree that they are subject to the exclusive jurisdiction of the federal courts of the Commonwealth of Pennsylvania in respect of any rights, liabilities or disputes arising hereunder.

                    (b) This Agreement may be amended only by a written instrument signed by both parties.

                    (c) No waiver, release or other action hereunder shall be enforceable unless signed by the party against which enforcement is sought; and no such waiver, release or other action shall be effective with respect to more than the specific instance in which it was granted unless the instrument specifically so states.

                    (d) Sales tax and any other taxes imposed in respect of the transactions contemplated by this Agreement shall be paid by the party which customarily bears the economic burden thereof.

                    (e) This Agreement contains the entire agreement between Buyer and Seller in respect of the subject matters hereof and supersedes all other prior agreements, oral or written.

                    (f) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if delivered by telecopier (with notice of receipt), or if served personally on the party to whom notice is to be given; or if delivered by overnight private carrier, on the date of delivery; or on the third day after mailing if mailed to the party to whom notice is to be given by first class mail, certified, postage prepaid, and properly addressed as following:

     To Seller:     National Archives, Inc.
                    c/o First Chesapeake Financial Corporation
                    12 E. Oregon Avenue
                    Philadelphia, PA  19148
                    Attn: President
                    Telecopier: (610) 433-8186

     With a copy (which shall not constitute notice but which is nonetheless required for notice) to:

                    Albert S. Dandridge, III
                    Schnader Harrison Segal & Lewis, LLP
                    1600 Market Street
                    Philadelphia, PA  19103-7286
                    Telecopier: (215) 751-2205

     To Buyer:

                    Iron Mountain Records Management, Inc.
                    745 Atlantic Avenue, 10th Floor
                    Boston, Massachusetts  02111-2735
                    Attention: Donald P. Richards, Vice President, Mergers and Acquisitions
                    Telecopier: (617) 350-7881

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         With a copy (which shall not constitute notice but which is nonetheless required for notice) to:

                    Garry B. Watzke, Esq.
                    745 Atlantic Avenue, 10th Floor
                    Boston, Massachusetts  02111-2735
                    Telecopier: (617) 350-7881


         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written by officers hereunto duly authorized.

National Archives, Inc.            Iron Mountain Records Management, Inc.



By                                 By
   -------------------------          ------------------------------------------
Name:    Mark Mendelson            Name:    Donald P. Richards
Title:                             Title: Vice President Mergers & Acquisitions

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